Weinberg & Baer LLC
115 Sudbrook Lane, Baltimore, MD 21208
Phone (410) 702-5660
________________________________________________________________________

Mrs. Elka Yaron, President
Eco Planet Corp.
1811 Silverside Road
Wilmington, DE 19810

Dear Mrs. Yaron:

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation in the Registration Statement of Eco Planet Corp. on Form S-1 of our report on the financial statements of the Company as its registered independent auditor dated January 11, 2012, as of and for the periods ended December 31, 2011 and from inception to December 31, 2011. We further consent to the reference to our firm in the section on Experts.

Respectfully submitted,

/s/ Weinberg & Baer LLC

Weinberg & Baer LLC
Baltimore, Maryland
January 22, 2012